Tekelec Files Restated Financial Statements;
Announces 2005 Full Year and Q4 Results;
Call Scheduled for June 1, 2006
Morrisville, N.C., May 30, 2006 — Tekelec (NASDAQ: TKLC) today will file with the Securities and Exchange Commission (the “Commission”) its Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”) in which it restates its previously issued consolidated financial statements for (i) the year ended December 31, 2003, (ii) the year ended December 31, 2004 and each of the quarters therein, and (iii) each of the quarters during the nine months ended September 30, 2005 (the “Restated Financial Statements”). The 2005 Form 10-K will also include the Company’s consolidated financial statements for the year and quarter ended December 31, 2005.
Impact of Restatement
The Restated Financial Statements include adjustments to the Consolidated Statements of Operations, Comprehensive Income (Loss), Balance Sheets and Cash Flows for each of the periods restated. The restated results for the years ended December 31, 2003 and December 31, 2004 are disclosed in Note 2 to the Consolidated Financial Statements in the 2005 Form 10-K, and the restated unaudited results for each of the four quarters in the year ended December 31, 2004 and each of the three quarters in the nine months ended September 30, 2005 are disclosed in Note 18 to the Consolidated Financial Statements in the 2005 Form 10-K. In addition, the results for the years ended December 31, 2001 and 2002 as summarized in Item 6 (Selected Financial Data) in the 2005 Form 10-K have been restated. All financial results for the periods prior to the fourth quarter of 2005 are presented on an as restated basis.
The following table summarizes the impact of the restatement on previously reported GAAP revenue and diluted earnings per share for the periods indicated below (in millions, except per-share data):

	Y/E 2003	Y/E 2004	Q1 2005	Q2 2005	Q3 2005
Revenue (as Reported)	$263.7	$397.1	$119.4	$133.0	$148.1
Revenue (as Restated)	253.5	368.9	138.9	122.7	121.0
Diluted EPS (as Reported)	$0.29	$0.53	$0.10	$0.08	$0.12
Diluted E(L)PS (as Restated)	0.28	0.27	0.24	0.01	(0.06)
Q4 2005 Results
Revenue for the fourth quarter of 2005 was $154.3 million, up 53% compared to $100.8 million for the fourth quarter of 2004. For the fourth quarter of 2005, the Company had record orders of $203.4 million, up 28% compared to $158.9 million for the fourth quarter of 2004, and a book-to-bill ratio of 1.32.
Corporate Office: 5200 Paramount Parkway, Morrisville, N.C. 27560 • Tel 919.460.5500 • Fax 919.460.0877

Backlog as of December 31, 2005 was approximately $573.3 million, up 19% compared to backlog of approximately $480.8 million as of December 31, 2004.
On a GAAP basis, the Company reported a net loss for the fourth quarter of 2005 of $47.9 million, or $0.72 loss per diluted share, compared to net income of $4.8 million, or $0.07 per diluted share, for the fourth quarter of 2004.
The Company’s net loss for the fourth quarter of 2005 included certain significant and unusual charges, including (i) a $49.9 million non-cash charge related to the impairment of goodwill and acquired technology assets of Taqua, (ii) $9.9 million of accrued losses on two customer contracts, (iii) $8.7 million of accrued warranty costs, (iv) a non-cash charge of $2.4 million for the write-off of in-process research and development expenses associated with our acquisition of the remaining interest in Santera Systems in October 2005, (v) $3.4 million of restructuring and other charges related to the relocations of our corporate headquarters, Taqua facilities and manufacturing operations and (vi) $3.5 million of estimated costs for audit and legal fees and expenses incurred in connection with the Company’s restatement activities.
The Company’s net income for the fourth quarter of 2004 included certain significant and unusual items which had the effect of increasing operating income by a total of $16.2 million. These items included (i) a gain on the sale of investments of $20.3 million, (ii) a non-cash charge of $3.8 million for the write-off of in-process research and development and (iii) $0.3 million of restructuring charges.
At December 31, 2005, Tekelec’s consolidated cash, cash equivalents and investments totaled $226.3 million, down from $277.0 million at December 31, 2004. At March 31, 2006 the Company had approximately $245 million in cash, cash equivalents and investments. The current portion of deferred revenues was $226.8 million at December 31, 2005, up from $174.8 million at December 31, 2004.
2005 Full Year Results
Revenue for the full year 2005 was $536.9 million, up 46% compared to $368.9 million for 2004. Orders received in 2005 were a record $629.3 million, up 22% compared to $514.0 million in 2004. The book-to-bill ratio for 2005 was 1.17.
On a GAAP basis, the Company reported a net loss of $33.7 million, or $0.51 loss per diluted share, for 2005, compared to net income of $18.2 million, or $0.27 per diluted share, for 2004.
The Company’s net loss for 2005 included the significant and unusual charges incurred in the 2005 fourth quarter described above plus (i) a non-cash charge of $1.2 million for the write-off of acquired in-process research and development related to the Company’s acquisition of iptelorg GmbH in July 2005 and (ii) additional restructuring and other charges of $4.3 million related to the relocations of our corporate headquarters, Taqua facilities and manufacturing operations.
The Company’s net income for 2004 included certain significant and unusual charges which had the effect of increasing operating income by $14.5 million. These included, in addition to the items incurred in the 2004 fourth quarter described above, (i) a $10.1 million gain on the sale of investments, (ii) a non-cash charge of $10.4 million for in-process research and development write-offs and (iii) a $1.4 million restructuring charge.
Conference Call
Tekelec has scheduled a conference call for Thursday, June 1, 2006, for senior management to discuss the restatement of its previously issued financial statements and the financial results for the year and quarter ended December 31, 2005. The Company will discuss the restatement adjustments and their impact on the results for 2005 and prior restated periods. However, the Company will defer any discussion of the impact of the restatement process on its future business operations, historical non-GAAP numbers and financial results for 2006 until after the Company’s financial results for the first quarter of 2006 have been released.
“Live” Webcast and Replay
Tekelec will host a live webcast of its conference call on Thursday, June 1, 2006, at 4:00 p.m. EDT. To access the webcast, visit Tekelec’s web site located at www.tekelec.com, enter the Investor Relations section and click on the webcast icon. A webcast replay will be available at approximately 7:30 p.m. on June 1st and for 90 days thereafter.

Telephone Replay
A telephone replay of the call will also be available for one week after the live webcast by calling either (800) 642-1687 or (706) 645-9291 and entering the conference ID # 9869912.
FORWARD-LOOKING STATEMENTS
Certain statements made in this press release are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may not meet the Company’s expectations. As discussed in the Company’s 2005 Form 10-K to be filed today and other filings with the Commission, the Company’s future operating results are difficult to predict and subject to significant fluctuations. Factors that may cause future results to differ materially from the Company’s current expectations, in addition to those identified in its 2005 Form 10-K and other Commission filings, include, among others, the impact on future operating results of changes in revenue recognition described in the 2005 Form 10-K and in prior reports filed with the Commission; the Company’s failure to timely file with the Commission its Quarterly Report on Form 10-Q for the first quarter of 2006 (the “First Quarter 2006 Form 10-Q”) and the resulting default by the Company with respect to its outstanding 2.25% Senior Subordinated Convertible Notes due 2008; and the Company’s failure to comply with the Nasdaq’s listing requirements as a result of the Company’s failure to timely file with the Commission its First Quarter 2006 Form 10-Q. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.
About Tekelec
Tekelec is a high-performance network applications company that is accelerating the transition to IP Multimedia Subsystem (IMS) networks for service providers around the globe. With its experience at the intersection of network applications and session control, Tekelec creates highly efficient platforms for managing media and delivering network solutions. Corporate headquarters are near Research Triangle Park in Morrisville, N.C., with research and development facilities and sales offices throughout the world. For more information, please visit www.tekelec.com.
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Investor Contacts:
Jim Chiafery
Director of Investor Relations
919-461-6825 office
James.chiafery@tekelec.com

TEKELEC
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2005	2004	2003
		(Restated)	(Restated)
	(Thousands, except per share data)
Revenues	$536,909	$368,855	$253,451

Costs of sales:
Cost of goods sold	222,198	134,353	75,126
Amortization of purchased technology	7,350	9,128	11,178
Impairment of purchased technology	22,660	—	—

Total cost of sales	252,208	143,481	86,304

Gross profit	284,701	225,374	167,147
Operating expenses:
Research and development	125,664	99,741	74,841
Selling, general and administrative	161,146	118,783	79,221
Amortization of intangible assets	2,887	2,505	1,900
Acquired in-process research and development	3,573	14,200	2,900
Restructuring	7,735	1,666	—
Impairment of goodwill	27,245	—	—

Total operating expenses	328,250	236,895	158,862

Income (loss) from operations	(43,549)	(11,521)	8,285

Interest and other income (expense):
Interest income	6,175	4,697	6,259
Interest expense	(4,078)	(4,519)	(8,828)
Gain on sale of Catapult Stock	—	2,186	—
Gain on sale of investment in privately held company	—	7,877	—
Gain on warrants in privately held company	—	20,321	—
Other, net	(2,670)	302	451

Total other income (expense)	(573)	30,864	(2,118)

Income (loss) from continuing operations before provision for income taxes	(44,122)	19,343	6,167
Provision for income taxes	(133)	22,929	13,734

Income (loss) before minority interest	(43,989)	(3,586)	(7,567)
Minority interest	10,248	21,765	21,607

Income (loss) from continuing operations	(33,741)	18,179	14,040
Gain on sale of discontinued operation, net of income taxes	—	—	3,293

Net income (loss)	$(33,741)	$18,179	$17,333

Earnings (loss) per share from continuing operations:
Basic	$(0.51)	$0.29	$0.23
Diluted	(0.51)	0.27	0.22
Earnings per share from gain on sale of discontinued operation:
Basic	$—	$—	$0.05
Diluted	—	—	0.05
Earnings (loss) per share:
Basic	$(0.51)	$0.29	$0.28
Diluted	(0.51)	0.27	0.28
Weighted average number of shares outstanding:
Basic	66,001	63,131	61,163
Diluted	66,001	66,322	62,911

TEKELEC
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended December 31,
	2005	2004
		(Restated)
	(Thousands, except per share data)
Revenues	$154,338	$100,791

Costs of sales:
Cost of goods sold	79,320	40,791
Amortization of purchased technology	1,635	2,175
Impairment of purchased technology	22,660	—

Total cost of sales	103,615	42,966

Gross profit	50,723	57,825
Operating expenses:
Research and development	32,118	28,343
Selling, general and administrative	44,694	34,531
Amortization of intangible assets	605	801
Acquired in-process research and development	2,363	3,800
Restructuring	3,386	339
Impairment of goodwill	27,245	—

Total operating expenses	110,411	67,814

Income (loss) from operations	(59,688)	(9,989)

Interest and other income (expense):
Interest income	1,425	1,017
Interest expense	(1,143)	(1,250)
Gain on warrants in privately held company	—	20,321
Other, net	(321)	547

Total other income (expense)	(39)	20,635

Income (loss) from continuing operations before provision for income taxes	(59,727)	10,646
Provision for income taxes	(11,804)	1,493

Income (loss) before minority interest	(47,923)	9,153
Minority interest	—	(4,367)

Net income (loss)	$(47,923)	$4,786

Earnings (loss) per share:
Basic	$(0.72)	$0.07
Diluted	(0.72)	0.07
Weighted average number of shares outstanding:
Basic	66,571	64,861
Diluted	66,571	68,970

TEKELEC
CONSOLIDATED BALANCE SHEETS

	December 31,
	2005	2004
		(Restated)
	(Thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$52,069	$48,925
Short-term investments, at fair value	174,260	134,435

Total cash, cash equivalents and short-term investments	226,329	183,360

Accounts receivable, net	122,783	109,536
Inventories	48,347	33,654
Deferred income taxes	27,802	15,058
Deferred costs and prepaid commissions	78,190	46,206
Prepaid expenses and other current assets	15,739	15,947

Total current assets	519,190	403,761
Long-term investments, at fair value	—	93,622
Property and equipment, net	40,794	30,617
Investments in privately-held companies	7,322	7,322
Deferred income taxes, net	68,598	26,547
Other assets	6,047	6,757
Goodwill	126,022	126,442
Intangible assets, net	57,214	79,915

Total assets	$825,187	$774,983

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$33,227	$35,316
Accrued expenses	50,649	17,536
Accrued payroll and related expenses	29,391	23,490
Short-term notes and current portion of notes payable	96	3,266
Current portion of deferred revenues	226,753	174,849

Total current liabilities	340,116	254,457
Notes payable	—	78
Long-term convertible debt	125,000	125,000
Deferred income taxes	1,694	—
Long-term portion of deferred revenues	5,217	4,067

Total liabilities	472,027	383,602

Minority interest	—	17,628

Commitments and Contingencies (Note 14)
Shareholders’ equity:
Common stock, without par value, 200,000,000 shares authorized; 66,838,310 and 65,568,145 shares issued and outstanding, respectively	274,413	258,656
Deferred stock-based compensation	(5,680)	(4,480)
Retained earnings	85,666	119,407
Accumulated other comprehensive income (loss)	(1,239)	170

Total shareholders’ equity	353,160	373,753

Total liabilities and shareholders’ equity	$825,187	$774,983

TEKELEC CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2005	2004	2003
		(Restated)	(Restated)
	(Thousands)
Cash flows from operating activities:
Net income (loss)	$(33,741)	$18,179	$17,333
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss (gain) on investments	1,375	(30,569)	—
Minority interest	(10,248)	(21,765)	(21,607)
Impairment of purchased technology	22,660	—	—
Impairment of goodwill	27,245	—	—
Net gain on sale of discontinued operation	—	—	(3,293)
Provision for doubtful accounts and returns	2,724	820	415
Inventory write downs	12,071	4,680	1,558
Write-off of leasehold improvements and other assets	166	—	—
Depreciation	19,966	14,986	14,493
Amortization of intangibles	10,112	10,827	12,425
Amortization, other	5,946	1,633	1,722
Amortization of deferred financing costs	763	1,112	2,121
Acquired in-process research and development	3,573	14,200	2,900
Convertible debt and note payable accretion	—	279	2,335
Deferred income taxes	(17,493)	3,667	(1,328)
Stock-based compensation, net of forfeitures	3,377	2,143	459
Tax benefit related to stock options	1,383	9,750	1,213
Changes in operating assets and liabilities (net of business disposal and acquisitions):
Accounts receivable	(16,227)	(44,207)	(7,342)
Inventories	(26,914)	(13,941)	(7,027)
Deferred costs	(31,984)	(18,688)	(13,630)
Prepaid expenses and other current assets	2,146	(1,247)	(3,681)
Trade accounts payable	(2,063)	20,676	(957)
Accrued expenses	33,218	(15,141)	(5,325)
Accrued payroll and related expenses	5,411	4,151	6,600
Deferred revenues	53,487	65,076	26,441
Income taxes payable	(593)	(5,629)	1,848

Total adjustments	100,101	2,813	10,340

Net cash provided by operating activities	66,360	20,992	27,673

Cash flows from investing activities:
Proceeds from sales and maturities of investments	417,767	498,209	302,036
Purchases of investments	(370,934)	(406,712)	(407,297)
Purchase of property and equipment	(30,238)	(18,278)	(6,509)
Net cash acquired from acquisition of majority interest in Santera	—	—	12,335
Cash paid for Taqua, net of cash acquired	—	(86,994)	—
Cash paid for VocalData, net of cash acquired	—	(13,222)	—
Cash paid for Steleus, net of cash acquired	—	(52,484)	—
Cash paid for iptelorg, net of cash acquired	(7,105)	—	—
Cash paid for minority interest in Santera	(75,750)	—	—
Investments in privately-held companies	—	—	(797)
Proceeds from sale of Catapult stock	—	19,486	—
Proceeds from sale of warrants in privately held companies	—	17,877	—
Proceeds from sale of discontinued operation	—	—	3,293
Other non-operating assets	(4,186)	(2,540)	(3,768)

Net cash used in investing activities	(70,446)	(44,658)	(100,707)

TEKELEC
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	For the Years Ended December 31,
	2005	2004	2003
		(Restated)	(Restated)
	(Thousands)
Cash flows from financing activities:
Payments on retirement of convertible debt	—	—	(129,307)
Proceeds from issuance of convertible debt	—	—	125,000
Debt issuance costs	—	—	(3,816)
Payments on notes payable	(3,243)	(8,894)	(1,224)
Proceeds from issuance of Common Stock	10,382	35,851	5,959

Net cash provided by (used in) financing activities	7,139	26,957	(3,388)

Effect of exchange rate changes on cash	91	373	47

Net increase (decrease) in cash and cash equivalents	3,144	3,664	(76,375)

Cash and cash equivalents at beginning of the year	48,925	45,261	121,636

Cash and cash equivalents at end of the year	$52,069	$48,925	$45,261

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$3,195	$3,115	$17,417
Income taxes	16,093	22,294	11,034